Exhibit 99.1

Media	Investors
Kevin Chamberlain	Christopher Oltmann
(818) 746-2877	(818) 746-2046

PennyMac Mortgage Investment Trust Reports Third Quarter 2012 Results

Moorpark, CA November 8, 2012 — PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income of $40.4 million, or $0.81 per diluted share, for the third quarter of 2012, on net investment income of $99.2 million. In addition, PMT’s Board of Trustees has declared a cash dividend of $0.57 per common share of beneficial interest. This dividend will be paid on November 30, 2012 to common shareholders of record on November 16, 2012.

Quarterly Highlights

Financial results:

•                  Diluted earnings per common share of $0.81, up 3 percent from the prior quarter with a 33 percent increase in weighted shares outstanding

•                  Net investment income of $99.2 million, up 54 percent from the prior quarter

•                  Net income of $40.4 million, up 37 percent from the prior quarter

•                  Return on average equity of 16 percent (1), down from 17 percent in the prior quarter

•                  Issued over $359 million in new equity capital, bringing total shareholders’ equity to $1.2 billion

•                  Increased dividend to $0.57 per diluted common share, up 3 percent from the prior quarter

(1)  Return on equity calculated based on average shareholders’ equity for each month.

Mortgage Investment Results:

•                  Correspondent purchases of $6.3 billion in unpaid principal balance (UPB)(2), up 87 percent from the prior quarter

•                  Conventional purchases of $3.7 billion in UPB, up 111 percent from the prior quarter

•                  Correspondent interest rate lock commitments (IRLCs) of $8.5 billion, up 84 percent from the prior quarter

•                  Conventional IRLCs of $5.5 billion, up 105 percent from the prior quarter

•                  Distressed mortgage loan purchases of $357 million in UPB

PMT earned $59.0 million in pretax income for the quarter ended September 30, 2012, a 55 percent increase from the second quarter.  The following table presents the contribution of PMT’s Investment Activities and Correspondent Lending segments to pretax income:

	Quarter ended September 30, 2012
	Investment	Correspondent	Intersegment
Unaudited	Activities	Lending	elimination	Total
	(in thousands)
Revenues:
External
Net gain on investments	$26,061	$—	$—	$26,061
Interest income	13,586	6,159	(15)	19,730
Net gain on mortgage loans acquired for sale	—	49,793	—	49,793
Other income	775	2,837	—	3,612
	40,422	58,789	(15)	99,196
Expenses:
Interest	4,931	3,366	(15)	8,282
Servicing expense	5,148	60	—	5,208
Loan fulfillment fees payable to affiliate	—	17,258	—	17,258
Other	8,801	678	—	9,479
	18,880	21,362	(15)	40,227
Pretax income	$21,542	$37,427	$—	$58,969

(2)  FHA purchases were $2.6 billion in UPB, for which PMT earns a sourcing fee of 3bps and interest income for its holding period.

“During the third quarter, PMT efficiently deployed capital from its equity raise to grow earnings and achieve strong investment results,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “We increased earnings to $0.81 per share, grew mortgage investments by over $350 million, increased conventional correspondent loan purchase volume by 111% and realized solid returns in our distressed whole loan portfolio.”

During the quarter ended September 30, 2012, PMT recorded investment revenue on financial instruments totaling $95.6 million, as detailed in the following table:

	Quarter ended September 30, 2012
	Net gain	Interest income/expense					Annualized %
	(loss) on				Total	Average	Interest	Total
Unaudited	investments	Coupon	Discount(1)	Total	revenue	balance	yield	return(2)
	(dollars in thousands)
Assets:
Short-term investments	$—	$13	$—	$13	$13	$59,589	0.09%	0.09%
United States Treasury security	—	—	—	—	—	—	—	—
Mortgage-backed securities:
Agency FNMA 30-year fixed	(422)	556	(92)	464	42	62,307	2.92%	0.27%
Non-Agency subprime	(159)	15		15	(144)	8,794	0.63%	(6.43)%
Non-Agency Alt-A	90	18		18	108	1,100	6.11%	38.06%
Non-Agency prime jumbo	40	5		5	45	657	2.76%	25.92%
Total mortgage-backed securities	(451)	594	(92)	502	51	72,858	2.69%	0.27%
Mortgage loans:
At fair value	26,407	12,889	—	12,889	39,296	883,732	5.71%	17.40%
Under forward purchase agreements at fair value	105	146	—	146	251	8,996	6.38%	10.96%
Acquired for sale at fair value	49,793	6,144	—	6,144	55,937	526,047	4.57%	41.61%
Total mortgage loans	76,305	19,179	—	19,179	95,484	1,418,775	5.29%	26.34%
Other	—	36	—	36	36
	$75,854	$19,822	$(92)	$19,730	$95,584	$1,551,222	4.98%	24.11%

(1)         Amounts in this column represent accrual of unearned discounts

(2)         Total return represents the sum of the interest yield and the net gain on the respective investment and does not take into account any associated expenses.

Investment revenue from financial instruments increased over 54 percent from the second quarter, driven by a 176 percent quarter-over-quarter net gain on correspondent loans acquired for sale to $49.8 million.  The annualized total return for mortgage loans acquired for sale through PMT’s correspondent lending business was 41.6 percent, up from 32.1 percent in the second quarter.  For our distressed whole loan portfolio, net gain on investments totaled $26.5 million, producing an annualized total return of 17.3 percent, down from 20.0 percent in the second quarter.  “Investment returns were solid for the quarter, particularly in correspondent where we saw significant growth,” continued Mr. Kurland.  “The mortgage servicing rights that

PMT retains when it sells its correspondent mortgage loans are a very attractive investment, particularly in the current low interest rate environment where prepayment risk is reduced.  Additionally, we anticipate that the availability of distressed whole loans available for purchase will remain consistent over the medium-term and opportunities for investments in reperforming whole loans will become more prevalent.”

Correspondent Lending

During the quarter, correspondent lending funded $6.3 billion in UPB of loans, and IRLCs amounted to $8.5 billion, compared to $3.4 billion and $4.6 billion, respectively, in the second quarter of 2012.  Of total correspondent purchases, conventional loans amounted to $3.7 billion, FHA loans were $2.6 billion, and jumbo loans were $0.8 million.  Pretax income attributable to the correspondent lending segment was $37.4 million for the quarter, primarily driven by a $49.8 million net gain on mortgage loans acquired for sale and $6.2 million of interest income, offset by $17.3 million in fulfillment fees.

The following details the net gain on mortgage loans acquired for sale in the third quarter of 2012:

Quarter ended
Unaudited	September 30, 2012
($ in thousands)
MSR value	$36,760
Rep & warrant provision	(1,129)
Cash investment(1)	(7,537)
Market value adjustments of pipeline, inventory and hedges	21,699
Net gain on mortgage loans acquired for sale	$49,793

(1) Cash receipt at sale, net of cash hedge expense

Distressed Mortgage Investments

PMT’s distressed mortgage loan portfolio generated realized and unrealized gains totaling $26.5 million in the third quarter of 2012 compared to $27.3 million in the second quarter of 2012.  Of the gains in the third quarter of 2012, $3.6 million was realized through payoffs, which resulted from collections on the loan balances at levels higher than their recorded fair values.  Valuation gains totaled $22.9 million in the third quarter of 2012, compared to $20.9 million in the second quarter of 2012.  The increase was driven by the Company’s portfolio of nonperforming whole loans which produced $28.0 million of valuation increases during the quarter that were partially offset by a $5.1 million decline in value of the performing loans.  The primary factors driving valuation gains on the nonperforming portfolio were continued stabilization in home prices, the continued progression of loans along their timeline towards resolution, and growth in the investment portfolio.  The valuation loss on performing loans was primarily the result of an increase in delinquency in the reperforming pool purchased during the second quarter of 2012 and fair value losses stemming from an extension of home price recoveries in the future.

The following details the realized and unrealized gains on mortgage loans for the third quarter of 2012:

Quarter ended September 30,
Unaudited	2012
(in thousands)

Valuation changes
Performing loans	$(5,090)
Nonperforming loans	27,953
22,863
Payoffs	3,649
$26,512

Expenses

Expenses for the third quarter of 2012 totaled $40.2 million, compared to $26.4 million in the second quarter of 2012.  The increase is primarily attributable to higher fulfillment fees on increased correspondent activity, as well as higher professional services and management fees.  The higher management fee expense was driven by the increase in shareholders’ equity as a result of our capital raise during the quarter.  Additional expenses increased commensurate with the increased business activity and increase in assets of the Company.

The provision for income tax expense totaled $18.6 million in the third quarter, bringing the effective income tax rate to 32%, up from 22% in the prior period.  The rise in the effective tax rate is a result of a larger proportion of income being generated by business activities in PMT’s taxable REIT subsidiary, primarily the correspondent lending segment.

Mr. Kurland concluded, “We continue to execute effectively on the opportunities in the current residential mortgage market and believe that our business model is positioned to deliver solid investment returns, as evidenced by this quarter’s performance.  The unrivaled capabilities that PMT has available to it through its manager and affiliated fulfillment provider and mortgage servicer afford us the opportunity to build a uniquely valuable portfolio of investments that sets us apart from other mortgage REITs.  Looking forward, we continue to see a wide range of opportunities before us and remain optimistic regarding the U.S. residential mortgage market and our ability to grow as it evolves.”

Management’s recorded earnings call and slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMac-REIT.com beginning at 5:30 a.m. (PT) on Thursday, November 8, 2012.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets.  PennyMac Mortgage Investment Trust trades on the New York Stock Exchange under the symbol “PMT” and is externally managed by PNMAC Capital Management, LLC, a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC.  Additional information about PennyMac Mortgage Investment Trust is available at www.PennyMac-REIT.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives and investment strategies; changes in our investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on our investments; increased prepayments of the mortgage and other loans underlying our investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and our ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes.  You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (In thousands, except share data)

	September 30,	June 30,
	2012	2012
	(unaudited)
ASSETS
Cash	$67,813	$27,970
Investments:
Short-term investments	38,322	32,340
United States Treasury security	—	—
Mortgage-backed securities at fair value	—	167,446
Mortgage loans acquired for sale at fair value	847,575	460,419
Mortgage loans at fair value	1,089,966	969,954
Mortgage loans under forward purchase agreements at fair value	—	16,881
Real estate acquired in settlement of loans	86,180	89,121
Real estate acquired in settlement of loans under forward purchase agreements	—	797
Mortgage servicing rights	65,154	32,832
Principal and interest collections receivable	30,016	21,911
Principal and interest collections receivable under forward purchase agreements	—	3,004
Interest receivable	2,932	3,610
Due from affiliates	2,004	8,314
	2,162,149	1,806,629
Other assets	98,763	56,146
Total assets	$2,328,725	$1,890,745

LIABILITIES
Assets sold under agreements to repurchase:
Securities	—	157,289
Mortgage loans acquired for sale at fair value	755,471	418,019
Mortgage loans at fair value	274,185	412,495
Real estate acquired in settlement of loans	11,715	19,909
Note payable secured by mortgage loans at fair value	—	—
Borrowings under forward purchase agreements	—	16,693
Accounts payable and accrued liabilities	63,852	24,174
Contingent underwriting fees payable	5,883	5,883
Payable to affiliates	9,812	21,591
Income taxes payable	23,604	9,019
Total liabilities	1,144,522	1,085,072

SHAREHOLDERS’ EQUITY
Total shareholders’ equity	1,184,203	805,673
Total liabilities and shareholders’ equity	$2,328,725	$1,890,745

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

 (In thousands, except share data)

	2012
	Quarter ended Sept. 30	Quarter ended June 30
	(unaudited)
Investment Income
Net gain (loss) on investments:
Mortgage-backed securities	$(451)	$706
Mortgage loans	26,512	27,286
	26,061	27,992
Interest income:
Short-term investments	13	14
Mortgage-backed securities	502	1,011
Mortgage loans	19,179	14,944
Other	36	33
	19,730	16,002
Net gain on mortgage loans acquired for sale	49,793	18,046
Loan Origination Fees	2,836	—
Results of real estate acquired in settlement of loans	1,288	2,571
Net loan servicing fees	(511)	(855)
Other	(1)	650
Net investment income	99,196	64,406
Expenses
Loan fulfillment fees	17,258	7,715
Interest	8,282	6,703
Loan servicing expense	5,208	5,036
Management fees	3,672	2,488
Compensation	1,997	1,744
Professional services	1,693	1,186
Other	2,117	1,559
Total expenses	40,227	26,431
Income before provision for income taxes	58,969	37,975
Provision for income taxes	18,585	8,406
Net income	$40,384	$29,569

Earnings per share
Basic	$0.81	$0.80
Diluted	$0.81	$0.79
Weighted-average shares outstanding
Basic	49,078	36,922
Diluted	49,463	37,208
Dividends declared per share	$0.57	$0.55

(end)